EXHIBIT 99.1

                          Prime Medical Services, Inc.
                                  PRESS RELEASE


FROM:                 Tina M. Macaluso - Investor Relations
                      Prime Medical Services, Inc.
                      (512) 314-4325

COMPANY               Brad A. Hummel - President & CEO
CONTACTS:             John Q. Barnidge - Senior Vice President & CFO
                      (512) 314-4554




                   Prime Medical Services Revises Guidance and
                            Announces Conference Call


         AUSTIN, TX, April 14 - Prime Medical Services, Inc. (NASDAQ: PMSI), announced today that first quarter earnings per share is expected to be $0.11 - $0.13, falling short of the previously announced estimate of $0.18.
         Brad A. Hummel, President and CEO of Prime, commented, "While we continue to successfully execute our plans to expand both our Manufacturing and Urology business platforms, our results for the first quarter were adversely impacted by a delivery shortfall in our AKSV subsidiary, particularly our Medical Coach division. This shortfall in deliveries emanated principally from a weakened demand by our strategic medical device partners as the marketplace struggles to find purchasing confidence in an atmosphere of uncertainty over economic outlook and unsettling geo-political events."
         Mr. Hummel continued, "Given the fact that we recognize revenue only when units are completed and designated to customers, final results were available only at the close of the quarter and the unit shortfall exceeded our earlier projections. Our Urology division performed slightly under plan, principally due to a seasonal decline in procedures and a temporary delay in concluding the formation of new partnerships. I want to point out that our Broadcast & Communication segment exceeded the first quarter's forecast and continues to exhibit strong fundamentals. A robust backlog, bolstered by demand for Command & Control vehicles, provides us with good visibility in this market.
         Our backlog and market information from medical device manufactures suggests a continued weakness for medical coaches through the second quarter 2003, which we expect to be partially offset by Broadcast & Communication demand and cost reduction initiatives in the Medical Coach division.
         We will review in greater detail our guidance for the remainder of 2003 during the upcoming conference call. In the meantime, we remain confident that we will exceed our baseline 2002 earnings per share of $0.74 and with even modest restoration of demand in our Medical Coach segment and completion of our strategic plans, 2003 earnings could approach our previous guidance."
         The conference call to review our financial results is scheduled for Thursday, April 24, 2003 at 9:30 a.m. Central Daylight Time. The domestic dial-in information for the call is (800) 599-9816 and the international dial-in information for the call is (617) 847-8705. The access number is 63827895. The call will be webcast by CCBN and may be accessed at Prime's website at www.primemedical.com.
About Prime Medical Services Inc.
                  Prime is an industry leader in providing healthcare services to the urology community and is a market leader in the design and manufacture of specialty vehicles for use in the medical and broadcast & communications industries.
         Manufacturing. Prime is a global leader in the design, engineering and construction of specialty vehicles for the transport of high technology medical and broadcast & communications equipment. Working with original equipment manufacturers, Prime oversees the integration of a broad range of devices, including diagnostic imaging equipment and therapeutic medical devices, as well as satellite and microwave transmission equipment. The Company has recently expanded its products to include mobile command and control facilities, and other law enforcement, military and Homeland Security related vehicles.
         Urology Services. Prime is the country's leading provider of lithotripsy, a non-invasive therapy for kidney stone disease, operating a fleet of 67 lithotripsy systems in mobile and fixed based configurations throughout 34 states. Through partnerships organized around local urologists, the Company provides the personnel and operating infrastructure required to deliver lithotripsy treatments to hospitals and other healthcare settings. Services include scheduling, logistics, receivables management, contracting, personnel management, training, quality assurance, outcomes management and regulatory compliance.
         For more information, visit Prime's website at: www.primemedical.com. For investor relations inquiries, please call Tina Macaluso at (512) 314-4325 or Email info@primemedical.com and complete the Information Request Form.

Statements in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Prime believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from Prime's expectations include, among others, the existence of demand for and acceptance of Prime's services, the availability of appropriate candidates for acquisition by Prime, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in Prime's periodic filings with the Securities and Exchange Commission.

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2003